Exhibit 10.4

Form of Performance Unit Contract
(Not Transferable)

This Contract, by and between Arch Coal, Inc., a Delaware corporation (the “Company”), and                    (the “Participant”), is made and entered into as a separate inducement in connection with the Participant’s employment and not in lieu of any salary or other compensation for the Participant’s services, pursuant to which the company has awarded up to                    performance units (“Units”) to the Participant, subject to the provisions of the Arch Coal, Inc. 1997 Stock Incentive Plan, as amended from time to time (the “Plan”), a copy of which has been provided to the Participant, and to the terms and conditions set forth below, which, together with the Performance Unit Grant Memorandum dated                        to the Participant, constitute the entire understanding between the Company and the Participant with respect to this Contract.

This Contract is executed as of                               .

Arch Coal, Inc.

John Ziegler
Vice President - Human Resources

ACKNOWLEDGMENT

Please click the ‘accept’ button below to confirm your acceptance of the terms and conditions of this Contract and the terms and conditions of the Plan within 60 days of issuance of this Agreement.  By confirming acceptance, you (a) acknowledge receipt of a copy of the Plan; (b) represent that you have read and are familiar with the Plan’s terms; (c) accept the award subject to all of the terms and provisions of this Contract and of the Plan under which it is granted, as the Plan may be amended in accordance with its terms; and (d) agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan with respect to this Contract.

Terms and Conditions of Performance Unit Contract

1.                                      Definitions.  Capitalized terms not otherwise defined herein shall have the same meanings set forth in the Plan, as may be amended from time to time.

2.                                      Performance Period.  The Performance Period during which the performance criteria shall be measured will be the 3-year period beginning January 1, 20     and ending December 31, 20    .

3.                                      Payout of Award.  Except as otherwise set forth herein, each Performance Unit entitles the Participant to receive $1.00 in value for the unit at the end of the Performance Period if the Participant is an employee of the Company or one of its Subsidiaries as of such date and to the extent the performance parameters outlined in the attached memorandum are met.  The value of the Performance Units earned may be paid, at the election of the Board of Directors of the Company, in cash, shares of Stock, Restricted Stock, Restricted Stock Units, or a combination thereof.

4.                                      Non-transferable.  The Participant agrees that the Performance Units awarded under this Contract may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

5.                                      Change of Control.  The Performance Units will vest automatically and without any further action on the part of the Company or the Participant immediately following any Change of Control.

6.                                      Tax Withholding.  The Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Units or any payment in settlement thereof.  The Company shall have no obligation to deliver payment in settlement until the tax withholding obligations of the Company have been satisfied by the Participant.

[Participant hereby agrees that the Company (and/or Participant’s employer, as appropriate) may deduct from any payroll or other amounts payable to Participant, an amount in satisfaction of and/or equal to, any tax, employee’s national insurance contributions, and any employer’s (secondary Class 1) national insurance contributions (to the extent such amounts may be lawfully reimbursed or recovered, as the case may be, from the relevant Participant), which the Company or Participant’s employer may become liable to withhold or pay in respect of any such payment.]

7.                                      Restrictions on Grant of the Award and Payout of Award.  The grant of the Performance Units and any settlement thereof shall be subject to compliance with all applicable requirements of federal, state or foreign law.  No shares of Stock, Restricted Stock or Restricted Stock Units may be issued hereunder if the issuance of such shares would constitute a violation of any applicable Federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction or authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Performance Units shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of the Performance Units, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

[This grant of a Performance Unit and the Stock, Restricted Stock or Restricted Stock Units, if any, to be issued upon payout shall be made available only to an employee of the Company or its Subsidiary in reliance of the prospectus exemption set out in Section 273(1)(f) of the Securities and Futures Act (Chapter 289) of Singapore.  Please note that neither this agreement nor any other document or material in connection with this offer of the Performance Unit and the Stock, Restricted Stock or Restricted Stock Units, if any, thereunder has been or will be lodged, registered or reviewed by any regulatory authority in Singapore.]

8.                                      Fractional Shares.  The Company shall not be required to issue fractional shares upon the settlement of the Performance Units.

9.                                      Termination of Employment.  The Participant agrees that, except as set forth below, upon his or her termination from the Company or a Related Company for any reason prior to the end of the Performance Period, the Participant shall forfeit any rights he or she may have under this Contract on the effective Date of Termination.  In the event that the Participant’s employment by the Company or a Related Company is terminated prior to the end of the Performance Period, but either on or after a Retirement Event or by reason of death or Disability, and the Participant has not been terminated for Cause, the number of Performance Units under this Contract eligible for payout at the end of the Performance Period, to the extent the performance parameters outlined in the attached memorandum are met, shall equal (i) the number of Performance Units granted pursuant to this Contract, multiplied by (ii) a fraction, the numerator of which is the number of days from January 1, 20     through the Participant’s Date of Termination, and the denominator of which is the number of days in the Performance Period.  In the event the immediately preceding sentence applies, effective as of the Date of Termination, all Performance Units in excess of the amount that are eligible for vesting by operation of the immediately preceding sentence shall be forfeited and cease to be outstanding.  For purposes hereof, a “Retirement Event” means the date the Participant reaches age 58 and has five years of continuous service with the Company and/or one or more of the Related Companies immediately prior to the Date of Termination.

10.                               Stockholder Rights.  The Participant shall have no rights of a common stockholder of the Company, including the right to vote such stock at any meeting of the common stockholders of the Company, as a result of his or her ownership of the Performance Units.

11.                               Personnel & Compensation Committee Actions.  The Personnel & Compensation Committee (the “Committee”) of the Company’s Board of Directors may, in its discretion, remove, modify or accelerate the performance criteria with respect to the Performance Units under such circumstances as the Committee, in its discretion, shall determine, subject however, to the terms of the Plan.

12.                               Effect of Award on Employment.  Nothing in this Contract shall be construed to affect in any way the right of the Company to terminate the employment of the Participant at any time for any reason, with or without cause.

13.                               Further Assurances.  Each of the parties hereto agrees to execute and deliver all consents and other instruments and take all other actions deemed necessary or desirable by counsel for the Company to carry out each provision of this Contract and the Plan.

14.                               Governing Law.  The validity, interpretation, performance and enforcement of this Contract shall be governed by the laws of the State of Delaware, determined without regard to its conflicts of law provisions.

15.                               Plan Governs.  This Contract has been executed pursuant to the Plan, and each and every provision of this Contract shall be subject to the provisions of such Plan and, except as otherwise provided herein, the terms therein shall govern this Contract.  In the event of any conflict between the terms of this Contract and any other documents or materials provided to the Participant, the terms of this Contract will control.